EXHIBIT 99.2
                          STARSYS RESEARCH CORPORATION.
                                      PROXY
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                    DIRECTORS

     The undersigned, a shareholder of Starsys Research Corporation, a Colorado corporation, hereby appoints SCOTT TIBBETTS and ROBERT VACEK, or either of them, the proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote for the undersigned all the shares of Starsys Research Corporation Common Stock held of record on December 1, 2005, by the undersigned at the Special Meeting of Shareholders to be held on January 30, 2006 or any adjournment or postponement thereof as follows on the reverse side of this proxy card. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Joint Proxy Statement / Prospectus accompanying such Notice, revokes any proxy or proxies heretofore given to vote upon or act with respect to the undersigned's shares and hereby ratifies and confirms all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

              (CONTINUED AND TO BE DATED AND SIGNED ON OTHER SIDE)
              ----------------------------------------------------

                                    PAGE



     PLEASE  MARK  YOUR  VOTES  AS  IN  THIS  EXAMPLE  USING  DARK  INK  ONLY.

THE  BOARD  OF  DIRECTORS  RECOMMENDS  THAT YOU VOTE "FOR" EACH OF THE PROPOSALS
LISTED BELOW. IF NO DIRECTION IS INDICATED FOR ANY OF THE PROPOSALS LISTED BELOW, THIS PROXY WILL BE VOTED "FOR" EACH OF THOSE PROPOSALS.
                                        .
1. To adopt and approve the Agreement and Plan of Merger and Reorganization (referred to as the merger agreement) dated as of October 24, 2005 among Starsys Research Corporation ("Starsys"), SpaceDev, Inc. ("SpaceDev"), Monoceros Acquisition Corp., a wholly owned subsidiary of SpaceDev, and certain other parties, and to approve the merger contemplated thereby.



[  ]       FOR              [  ]  AGAINST                  [  ]  ABSTAIN


2. To approve the appointment and authorization of Scott Tibbitts, the Chairman and Chief Executive Officer of Starsys, as the shareholder agent under the merger agreement and related escrow agreement.



[  ]       FOR              [  ]  AGAINST                  [  ]  ABSTAIN




 Date:  ___________,  2006

--------------------------------   ---------------------------------------------
Signature  (title,  if  any)       Signature,  if  held  jointly

Please sign exactly as your name or names appear on this Proxy, when shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such if the signer is a corporation please sign full corporate name by duly authorized officer, giving full title as such if signer is a partnership, please sign in partnership name by authorized person.



                                    PAGE 2